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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                                                    Subsidiary State of
                                                                           Percent of                Incorporation or
Parent                         Subsidiary                                 Ownership                   Organization
------                         ----------                                 ---------                   ------------
MSB Financial, Inc.         Marshall Savings Bank, FSB                       100%                        Federal



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